Exhibit 5.2

THOMAS A. ANSLEY
HAROLD I. APOLINSKY
JOHN BAGGETTE
KATHERINE N. BARR
S. TRAVIS BARTEE
ROBERT R. BAUGH
ROBIN L. BEARDSLEY
CHRISTOPHER S. BERDY
JOSEPH S. BLUESTEIN
CHRISTOPHER A. BOTTCHER
STEVEN A. BRICKMAN
JOHN P. BURBACH
DANIEL J. BURNICK
TIMOTHY A. BUSH
JULIAN D. BUTLER
W. TODD CARLISLE
JAMES B. CARLSON
JOHN GREGORY CARWIE
FRED L. COFFEY, JR.
RICHARD COHN
STEPHEN G. COLLINS
JOHN H. COOPER
KRISTEN S. CROSS
R. RYAN DAUGHERTY
J. MASON DAVIS, JR.
TIMOTHY D. DAVIS
GREGGORY M. DEITSCH
CHARLES R. DRIGGARS
JAIME C. ERDBERG
KARL B. FRIEDMAN
SAMUEL D. FRIEDMAN
EDWARD M. FRIEND, III
STEPHEN R. GEISLER
GAILE PUGH GRATTON
PETER J. HARDIN
JACK E. HELD
JERRY E. HELD
ERIN E. HESLIP
CRYSTAL H. HOLMES
KAYE K. HOUSER
JOHN M. HUNTER
ELIZABETH H. HUTCHINS
TRAVIS S. JACKSON
DONALD E. JOHNSON
SHIRLEY M. JUSTICE
RONALD A. LEVITT
MICHAEL B. MADDOX
JAY G. MAPLES
MARCUS M. MAPLES
MELINDA M. MATHEWS
J. RUSHTON McCLEES
KERRY P. McINERNEY
DAVID R. MELLON
JEFFREY G. MILLER
RICHARD L. MORRIS
T. JULIAN MOTES
J. SANFORD MULLINS, III
R. MICHAEL MURPHY
GEORGE M. NEAL, JR.
MARY BLANCHE NEESE
RODNEY E. NOLEN
CHERYL HOWELL OSWALT	2311 Highland Avenue South Birmingham, Alabama 35205 Reply to: Post Office Box 55727 Birmingham, Alabama 35255-5727 Telephone (205) 930-5100 Facsimile (205) 930-5101	LENORA WALKER PATE
MICHAEL R. PILLSBURY
STEPHEN B. PORTERFIELD
SHAUN K. RAMEY
CYNTHIA RANSBURG-BROWN
C. LEE REEVES
MATTHEW B. REEVES
J. JEFFERY RICH
JOE H. RITCH
JOSEPH T. RITCHEY
KELLI F. ROBINSON
MEAGHAN E. RYAN
MAURICE L. SHEVIN
TANYA K. SHUNNARA
J. SCOTT SIMS
BRADLEY J. SKLAR
ANTHONY R. SMITH
KYLE T. SMITH
RODERIC G. STEAKLEY
CRAIG M. STEPHENS
JUDITH F. TODD
THOMAS G. TUTTEN, JR.
GEORGE M. VAN TASSEL, JR.
JAMES E. VANN
VICTOR S. VASILE
JOSE D. VEGA
JAMES S. WILLIAMS
CATHERINE L. WILSON
DAVID M. WOOLDRIDGE
DONALD M. WRIGHT
PETER M. WRIGHT
REGISTERED PATENT ATTORNEYS:
J. JEFFERY RICH

OF COUNSEL:
     JULIE W. JORDAN
     LEIGH A. KAYLOR
     STUART LEACH
     COLLEEN McCULLOUGH
     WANDA S. McNEIL
     JOEL A. MENDLER
     DIANE C. MURRAY
     DAVID M. O’BRIEN
     GINNY COCHRAN RUTLEDGE
     JAMES R. STURDIVANT
     JEFF G. UNDERWOOD
     SANDRA L. VINIK
     CAROLINE E. WALKER
     SUSANNAH R. WALKER
     CYNTHIA W. WILLIAMS

MORRIS K. SIROTE (1909-1994)
JAMES L. PERMUTT (1910-2005)
E. M. FRIEND, JR. (1912-1995)
WILLIAM G. WEST, JR. (1922-1975)
MAYER U. NEWFIELD (1905-2000)

December 10, 2010
Board of Trustees
Colonial Properties Trust
2101 Sixth Avenue North, Suite 750
Birmingham, Alabama 35202
Ladies and Gentlemen:
          We are acting as special Alabama counsel to Colonial Properties Trust, an Alabama real estate investment trust (the “Company”), and Colonial Realty Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), in connection with the public offering of common shares of beneficial interest, par value $0.01 per share, having an aggregate offering price of up to $100,000,000.00 (the “Shares”), of the Company pursuant to the terms of that certain (i) Equity Distribution Agreement, dated December 10, 2010, among the Company, Colonial Realty Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Merrill Lynch Equity Distribution Agreement”), and (ii) Equity Distribution Agreement, dated December 10, 2010, among the Company, the Operating Partnership and Wells Fargo Securities, LLC (together with the Merrill Lynch Equity Distribution Agreement, the “Equity Distribution Agreements”). The Shares are to be issued by the Company pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-158081) (the “Registration Statement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.
          For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We have also assumed that (i) the Shares will not be issued in violation of the ownership limits contained in the Company’s Declaration of Trust, as amended, (ii) no stop order suspending the effectiveness of the Registration Statement will have been issued and the Registration Statement shall remain in effect; and (iii) the Company will remain an Alabama real estate investment trust. As to all matters of fact, we have relied on the representations and
Law Offices and Mediation Centers

2311 Highland Avenue South Birmingham, Alabama 35205 Main: (205) 930-5100	305 Church Street/Suite 800 Huntsville, Alabama 35801 Main: (256) 536-1711 http://www.sirote.com	One St. Louis Centre/Suite 1000 Mobile, Alabama 36602 Main: (251) 432-1671

Board of Trustees
Colonial Properties Trust
December 10, 2010

statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
          This opinion letter is based as to matters of law solely on the Alabama Real Estate Investment Trust Act of 1995, as currently in effect. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Alabama Real Estate Investment Trust Act of 1995” includes the applicable statutory provisions contained therein, all applicable provisions of the Alabama Constitution and reported judicial decisions interpreting these laws. The opinion expressed herein is based on a review of those laws that, in our experience, are generally recognized as applicable to the transactions contemplated in the Equity Distribution Agreements.
          Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) authorization by the Company’s Board of Trustees, or authorization by a duly authorized pricing committee thereof, within the limitations established by resolutions duly adopted by the Company’s Board of Trustees and duly authorized pricing committee thereof and in each case made available to us, of the terms pursuant to which the Shares may be sold pursuant to the Equity Distribution Agreements, (ii) authorization by a duly authorized executive officer, designated by the pricing committee to approve placement notices under the Equity Distribution Agreements, of the terms of each placement notice issued consistent with the foregoing and pursuant to which the Shares may be sold pursuant to the Equity Distribution Agreements, (iii) issuance of the Shares pursuant to the terms established by the Board of Trustees and the pricing committee thereof and the terms of the applicable placement notice, and (iv) receipt by the Company of the proceeds for the Shares sold pursuant to such terms and such applicable placement notice, the Shares will be validly issued, fully paid, and non-assessable.
          In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, the foregoing opinion is also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).
          In accordance with the general policies of this law firm in rendering legal opinion, we have assumed for the purposes of the opinions expressed herein that no fraud exists with respect to any of the matters relevant to the opinions expressed herein, although we have no reason to believe that there exists any fraud which would render invalid the opinions expressed below. This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement and prospectus supplement relating to the offering. We assume no obligation to advise you of any changes in the

Board of Trustees
Colonial Properties Trust
December 10, 2010

foregoing subsequent to the delivery of this letter.
          We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the above-described Form 8-K and to the reference to this firm under the caption “Legal Matters” in the prospectus relating to the offering. Hogan Lovells US LLP, counsel to the Company, may rely on this opinion in rendering its opinion to you with respect to those matters specified herein. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.
Very truly yours,
/s/  SIROTE & PERMUTT, P.C.
SIROTE & PERMUTT, P.C.